UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 18, 2020

Date of Report (Date of earliest event reported)

RIBBON COMMUNICATIONS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38267	82-1669692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 TECHNOLOGY PARK DRIVE, WESTFORD, MASSACHUSETTS 01886

(Address of Principal Executive Offices) (Zip Code)

(978) 614-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	RBBN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Changes

On June 18, 2020, Richard Lynch, Kent Mathy and Scott Schubert each resigned as a director of the Board of Directors (the “Board”) of Ribbon Communications Inc. (the “Company”), effective on such date.

On June 19, 2020, in accordance with the Company’s First Amended and Restated Stockholders Agreement with JPMC Heritage Parent LLC, Heritage PE (OEP) III, L.P., and ECI Holding (Hungary) Kft ("Swarth"), the Board appointed Shaul Shani, Mariano de Beer and Tanya Tamone as directors of the Company, effective on such date. The newly appointed directors were each designated by Swarth as previously disclosed in the Company’s definitive proxy statement filed on April 29, 2020 with the Securities and Exchange Commission. Mr. Shani was appointed as the Chairman of the Board and Bruns Grayson was appointed as the Lead Independent Director. Ms. Tamone was appointed to the Board’s Nominating and Corporate Governance Committee and Mr. de Beer was appointed to serve on the Board’s newly-created Technology and Innovation Committee. The additional members of the Technology and Innovation Committee will be Beatriz Infante and Krish Prabhu.

In connection with their election as directors, Mr. de Beer and Ms. Tamone are entitled to receive an annual retainer of $60,000 consistent with the Company’s current non-employee director compensation program (the “Director Compensation Program”) payable quarterly and pro-rated for any partial quarter(s) of service. In addition, Mr. de Beer and Ms. Tamone are entitled to receive restricted share units (consistent with the Director Compensation Program), which, subject to his or her continued service, will be eligible to vest one-year after the date of grant. The number of shares eligible to be received upon the vesting of the restricted share units will have a value (based on the closing price of the Company’s common stock on the date of grant) equal to $120,000. Mr. Shani intends to waive his right to participate in the Director Compensation Program. Messrs. Shani and de Beer and Ms. Tamone will be entering into the Company’s form of indemnity agreement for directors and officers.

Change in Executive Officers

The Board has appointed Miguel Lopez as Executive Vice President and Chief Financial Officer of the Company, effective as of June 29, 2020. Mr. Lopez previously served as Chief Financial Officer of Vista Outdoor, an outdoor products company, from 2018 to April 2020. Prior to that, Mr. Lopez served as Chief Financial Officer of Veritas Technology, a software company, from 2016 to 2017, Chief Financial Officer of Harris Corporation, a technology company, defense contractor and information technology services provider, from 2014 to 2016 and Chief Financial Officer of Aricent Group, an outsourced services and innovation consulting firm, from 2011 to 2014. Mr. Lopez has also held senior leadership positions in the Finance departments of Cisco Systems, Tyco International Limited and IBM. Mr. Lopez began his career as an auditor at KPMG. Mr. Lopez received a B.S.B.A. from Georgetown University and an M.B.A. from the University of Chicago. Mr. Lopez is a Certified Public Accountant.

In connection with Mr. Lopez’s appointment as Executive Vice President, Chief Financial Officer, Mr. Lopez has entered into an employment agreement the (“Employment Agreement”) and a severance agreement (the “Severance Agreement”) with the Company. Mr. Lopez also will enter into the Company’s standard indemnification agreement for officers.

Pursuant to the Employment Agreement, the Mr. Lopez will receive an annual base salary of $525,000, and will be eligible to participate in the Company’s annual cash incentive program, with a target bonus opportunity equal to 75% of his then-applicable annual base salary (prorated for 2020). Mr. Lopez will also receive an equity grant comprised 50% of time-based vesting Restricted Share Units (“Annual RSUs”) and 50% Performance-based Share Units (“Annual PSUs”) with terms described below. In addition, as an inducement for Mr. Lopez’s employment, Mr. Lopez will receive a sign-on equity grant consisting of a time-based vesting of Restricted Share Units (“Sign On RSUs”).

Subject to Mr. Lopez’s continued employment through the applicable vesting date, the Annual RSUs are eligible to vest 1/3rd on July 15, 2021 and the remaining 2/3rds are eligible to vest in four equal installments on each six-month anniversary of July 15, 2021. Upon vesting, the Annual RSU Award will be settled in shares of the Company’s common stock, par value $0.0001 (“Common Stock”) with a fair market value as of the date of grant (calculated based on the closing price per share of Common Stock on such date) equal to $393,750. Subject to Mr. Lopez’s continued employment, the Annual PSUs are eligible to vest and be settled in shares of Common Stock with a fair market value as of the date of grant (calculated based on the closing price per share of Common Stock such date) equal to $393,750, based on the achievement of certain performance thresholds, consistent with equity grants for other similarly situated employees.

The Sign On RSUs are eligible to vest on July 15, 2021 (subject to Mr. Lopez’s continued employment) and, upon vesting, will be settled in shares of Common Stock, with a fair market value as of the date of grant (calculated based on the closing price per share of Common Stock on such date) equal to $212,500.

Under the terms of the Employment Agreement, Mr. Lopez has agreed to relocate to the Company’s office in Plano, Texas within six months of the commencement of his employment (the date of such relocation being the “Relocation Date”). In connection with the relocation, Mr. Lopez will receive a one-time cash relocation payment in the amount, after payment of applicable tax withholdings, of $50,000 (the “Relocation Allowance”). The Relocation Allowance is subject to reimbursement by Mr. Lopez in the event (i) he is terminated for Cause or resigns prior to the first anniversary of the Relocation Date or (ii) if he fails to relocate within six months.

Pursuant to the Severance Agreement, Mr. Lopez is entitled to severance payments and benefits upon certain terminations of employment. Upon a termination of Mr. Lopez’s employment by the Company without Cause or by Mr. Lopez for Good Reason (each as defined in the Severance Agreement), Mr. Lopez is entitled to (a) severance payments equal to (i) 100% of his annual base salary, payable over twelve (12) months following termination, and (ii) a prorated portion of the annual bonus for the fiscal year of termination based on actual Company performance and target individual performance (such proration based on the number of days actually employed in such fiscal year) (the “Pro Rata Bonus”) and payable at the same time as such bonus would have been paid absent termination, and (b) a lump sum payment of an amount equal to the sum of the company’s share of health plan premium payments for a period of twelve (12) months following termination.

In addition, upon such a termination, (A) Mr. Lopez’s equity awards that are subject to vesting based solely upon Mr. Lopez’s continued service with the Company and would have vested during the twelve (12) month period following the date of Mr. Lopez’s termination of employment shall vest, and (B) (i) all awards that are subject to vesting in whole or in part based on the achievement of performance objective(s) (collectively, Performance-Based Equity Awards”) with respect to any performance periods ending prior to the date of termination shall remain eligible to vest based on actual performance through the end of the applicable performance period (without regard to any requirement of continued employment), and (ii) a pro-rated portion of Performance-Based Equity Awards with respect to any performance periods in which the date of termination occurs shall remain eligible to vest based on performance through the end of the fiscal year in which the date of termination occurs based on actual performance through the end of such fiscal year (such proration based on the number of days actually employed during such performance period).

Notwithstanding the foregoing, to the extent a termination by the Company without Cause or by Mr. Lopez for Good Reason occurs within twelve (12) months following a Change in Control (as defined in the Severance Agreement), Mr. Lopez is entitled to receive a cash lump sum payment equal to (a) (X) his annual base salary, (Y) his target annual bonus, and (Z) the Pro Rata Bonus, and (b) a lump sum payment of an amount equal to the sum of the company’s share of health plan premium payments for a period of twelve (12) months following termination. In addition, upon such a termination, the vesting of all of Mr. Lopez’s outstanding equity awards will accelerate, with Performance-Based Equity Awards vesting as if target performance had been achieved, pursuant to the Severance Agreement.

The foregoing description of the Employment Agreement and Severance Agreement is qualified in its entirety by reference to the Employment Agreement and Severance Agreement, respectively, which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

In connection with the Board’s appointment of Mr. Lopez, the Company announced that Mr. Daryl Raiford, the Company’s current Executive Vice President and Chief Financial Officer, will be leaving Ribbon. Further, on June 19, 2020, Justin Ferguson stepped down from his position as the Company’s Executive Vice President, General Counsel and Corporate Secretary.

Item 8.01.	Other Events.

On June 19, 2020, the Board appointed Patrick Macken as Executive Vice President, Chief Legal Officer and Corporate Secretary of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d)      Exhibits.

10.1	Employment Agreement with Miguel Lopez, dated June 22, 2020.

10.2	Severance Agreement with Miguel Lopez, dated June 22, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2020	Ribbon Communications Inc.

	By:	/s/ Bruce McClelland
Name: Bruce McClelland
Title: President and Chief Executive Officer